EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No.’s 333-167465, 333-116865 and 333-111052 on Forms S-8 of our report, dated April 01, 2013, relating to the consolidated financial statements of Global Axcess Corp and Subsidiaries appearing in this Annual Report on Form 10-K of Global Axcess Corp and Subsidiaries for the years ended December 31, 2012, 2011 and 2010.

/s/ Mayer Hoffman McCann P.C.

Clearwater, Florida
April 01, 2013